EXHIBIT 99.3

CERTIFICATE OF MERGER

OF

CENTEX DEVELOPMENT ACQUISITION, L.P.
(a Delaware Limited Partnership)

WITH AND INTO

CENTEX DEVELOPMENT COMPANY, L.P.
(a Delaware Limited Partnership)

     Pursuant to the provisions of Section 17-211 of the Delaware Revised Uniform Limited Partnership Act, the undersigned limited partnership, Centex Development Company, L.P., a Delaware limited partnership (the “Surviving Entity”), adopts the following Certificate of Merger for the purpose of effecting a merger of Centex Development Acquisition, L.P., a Delaware limited partnership (the “Merging Entity”), with and into the Surviving Entity.

     1. The name and jurisdiction of formation or organization of each of the entities is as follows:

Jurisdiction of Formation or
Name of Entity	Organization

Centex Development Acquisition, L.P.	Delaware

Centex Development Company, L.P.	Delaware

     2. An agreement and plan of merger (the “Plan”) has been approved and executed by the Merging Entity and the Surviving Entity.

     3. The name of the Surviving Entity is Centex Development Company, L.P.

     4. The Merger shall be effective as of 11:59 p.m. Eastern Time (the “Effective Time”) on February 29, 2004.

     5. The Plan is on file at the principal place of business of the Surviving Entity, located at 2728 N. Harwood Street, Dallas, Texas 75201.

     6. A copy of the Plan will be furnished by the Surviving Entity, on request and without cost, to any partner of the Merging Entity or the Surviving Entity.

     The undersigned has caused this Certificate of Merger to be executed as of February 25, 2004.

CENTEX DEVELOPMENT COMPANY, L.P.

By:	3333 DEVELOPMENT CORPORATION, its general partner

	By:	/s/ STEPHEN M. WEINBERG

Name: Stephen M. Weinberg Title: President and Chief Executive Officer